Exhibit 10.28

AMENDMENT

OF

CONSULTING AGREEMENT

THIS AMENDMENT of Consulting Agreement (herein “Amendment”) is made this 22nd day of May 2007, by and between EXAR Corporation, a corporation incorporated under the laws of the State of Delaware, having its principal office at 48720 Kato Road, Fremont, California 94538 (herein “Exar”), and Richard L. Leza, an individual residing at 60653 Desert Shadows Drive, La Quinta, California, 92253 (herein “Mr. Leza”). This Amendment is pursuant to Section 14 of that certain Agreement dated February 22, 2007 (herein “Agreement”), which permits the parties to modify its terms by a written document signed by both parties.

IN CONSIDERATION of the mutual promises exchanged, the parties agree as follows:

1.	GENERAL

Except as otherwise provided in this Amendment, the contractual relationship of the parties will continue to be governed by the terms and conditions of the Agreement. This Amendment shall not be construed as a modification of any provision of the Agreement unless such provision, or portion thereof, is expressly modified herein.

2.	TERM

3.	The term of Agreement will be extended for an additional period of two (2) months commencing on the date specified above and ending on July 22, 2007,

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written, in counterparts, each of which shall be considered an original, but all of which together shall constitute one instrument.

EXAR CORPORATION		RICHARD L. LEZA

By:	/s/ John S. McFarlane	By:	/s/ Richard L. Leza
Name:	John S. McFarlane	Name:	Richard L. Leza
Title:	Chair, Corporate Governance and	Title:	Interim President and CEO
Nominating Committee
Date:	May 22, 2007	Date:	May 22. 2007